UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

JANONE INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102
Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 702 997-5968

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

ARCA Recycling, Inc. Refinancing Transaction

On September_26, 2022, ARCA Recycling, Inc., (the “Borrower”), an indirect, wholly-owned subsidiary of the registrant, JanOne Inc. (the “Company”), entered into a series of agreements (the “Agreements”) with Gulf Coast Bank and Trust Company (the “Lender”) to refinance its existing credit facility with Prestige Capital (the “Prior Lender”). The principal limit of the refinanced facility is $7.0 million, and the borrowing base is the lesser of the principal limit or the sum of the following:

1.
85% of eligible receivables, plus
2.
Lesser of 50% of eligible unbilled receivables or $750,000, plus
3.
Lesser of 50% of eligible Whirlpool only net inventory or $1.0 million, plus
4.
Lesser of 80% of eligible capital expenditures (“CAPEX”) or $2.0 million, less
5.
Reserve of $400,000, less
6.
Additional reserves as deemed necessary by the Lender

Advances under the new credit facility will bear interest at the prime rate, as published daily in the Wall Street Journal, plus 3.25%, but at no time will be less than 8.75%. The refinancing of the Borrower’s existing credit facility improves the availability and liquidity of funds and provides flexibility to borrow against expanded asset categories.

The facility matures on September 25, 2024; and, the facility is automatically extended by succeeding periods of the same duration, unless terminated earlier in accordance with its terms. If the agreement is terminated and the obligation is repaid before the current maturity date, for any reason, the Borrower shall be assessed an early termination fee. The early termination fee is determined by multiplying the minimum amount in effect at the time of termination by the number of calendar months between the termination date and the then-current maturity date. However, no early termination fee shall be assessed if the Borrower repays all obligations after the first anniversary of the agreement and before the then-current maturity date; and repays all obligations with funds borrowed from the Lender.

Advances under the new credit facility are secured by a pledge of substantially all of the assets of the Borrower. The Company is a guarantor of the facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K hereto contain “forward-looking statements”, including statements regarding the proposed offering. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. Forward-looking statements in this document include, without limitation, statements regarding the Company’s expectations as to the completion, timing and size of the proposed private offering, the anticipated use of proceeds therefrom. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include, among other things: risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended September 30, 2021. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description

10.92	General Credit and Security Agreement, dated as of September 26, 2022, between Gulf Coast Bank and Trust Company and ARCA.
10.93	Guaranty to Gulf Coast Bank and Trust by JanOne Inc., dated as of September 21, 2022.
10.94	Debt Subordination Agreement by Isaac Capitol Group, dated as of September 21, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

By:	/s/ Tony Isaac
Name: Tony Isaac
Title: Director and Chief Executive Officer

Dated: September 30, 2022